                                                            EXHIBIT 11

                         McDERMOTT INTERNATIONAL, INC.
                        CALCULATION OF EARNINGS (LOSS)
                    PER COMMON AND COMMON EQUIVALENT SHARE
                   (In thousands, except per share amounts)


                                                        THREE MONTHS ENDED
                                                         6/30/97    6/30/96
                                                        --------   --------
                                                             (Unaudited)
                                                              ----------
  Primary:

     Net income (loss)                                  $109,860   $(11,953)

     Less dividend requirement of preferred stock,
      Series C                                            (2,066)    (2,066)
---------------------------------------------------------------------------
     Net income (loss) for primary computation          $107,794   $(14,019)
===========================================================================

     Weighted average number of common shares
      outstanding during the period                   55,020,060 54,507,685

     Common stock equivalents of stock options
      and stock appreciation rights based on
      "treasury stock" method                            417,267          -
---------------------------------------------------------------------------

     Weighted average number of common and
      common equivalent shares outstanding during
      the period                                      55,437,327 54,507,685
===========================================================================

     Earnings (loss) per common and common
      equivalent share                                     $1.94     $(0.26)
===========================================================================
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                                                            EXHIBIT 11
                                                            (CONTINUED)



                                                                   THREE MONTHS ENDED
                                                                  6/30/97           6/30/96
                                                                  --------          -------
                                                                        (Unaudited)
Fully Diluted:

     Net income (loss)                                     $  109,860           $ (11,953)

     Less dividend requirement of preferred stock,
      Series C                                                     -               (2,066)

     Dividends on Subsidiary's Series A $2.20
      Cumulative Convertible Preferred Stock
      assuming conversion to Common Stock                       1,550                   -
-----------------------------------------------------------------------------------------

     Net income (loss) for fully diluted computation       $  111,410           $ (14,019)
=========================================================================================

     Weighted average number of common shares
      outstanding during period                            55,020,060          54,507,685

     Common stock equivalents of stock options and
      stock appreciation rights based on "treasury
      stock" method                                         1,077,457                   -

     Shares applicable to Subsidiary's Series A $2.20
      Cumulative Convertible Preferred Stock                2,818,713                   -

     Shares applicable to Series C $2.875 Cumulative
      Convertible Preferred Stock                           4,078,014                   -
-----------------------------------------------------------------------------------------

     Weighted average number of common and common
      equivalent shares outstanding during the period,
      assuming full dilution                               62,994,244          54,507,685
=========================================================================================

  Earnings (loss) per common and common equivalent
     share assuming full dilution                          $     1.77         $     (0.26)
=========================================================================================

  Fully diluted earnings (loss) per share includes only computations which cause dilution.